Exhibit 10.5

Fourth AMENDMENT TO PURCHASE agreement

THIS FOURTH AMENDMENT TO PURCHASE AGREEMENT (this “Amendment”) is made and entered into as of May 26, 2022 (the “Effective Date”) by and between Pineapple Energy Inc., f/k/a/ Communications Systems, Inc., a Minnesota corporation (“Seller”) and Buhl Investors, LLC, a Minnesota limited liability company, or its assigns (“Buyer”).

RECITALS

WHEREAS, Seller and Buyer entered into a Purchase Agreement dated November 18, 2021, amended pursuant to that certain First Amendment to Purchase Agreement dated February 15, 2022, that certain Second Amendment to Purchase Agreement dated April 11, 2022, and that certain Third Amendment to Purchase Agreement dated April 25, 2022 (collectively, the “Purchase Agreement”) wherein Seller agreed to sell to Buyer, and Buyer agreed to buy from Seller, that certain real property located at 10900 Red Circle Drive, located in the city of Minnetonka, Hennepin County, Minnesota, and as more particularly described in the Purchase Agreement; and

WHEREAS, Buyer and Seller now desire to further amend the Purchase Agreement in the manner set forth below.

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Buyer agree as follows:

1.                  Recitals; Defined Terms. The foregoing recitals are true and correct and are incorporated herein by reference. All capitalized terms in this Amendment shall have the same meaning as set forth in the Purchase Agreement, except as otherwise noted herein.

2.                  Inspection and Contingency Rights/Closing Date. Buyer hereby waives all of its contingency rights held under the Purchase Agreement upon the expiration of the Contingency Termination Date. The Contingency Termination Date shall be 11:59 pm CDT on Thursday, May 26, 2022, at which time the Earnest Money shall become nonrefundable to Buyer. The Closing Date is June 10, 2022.

3.                  Purchase Price. The definition of Purchase Price is hereby amended and restated to be the sum of Six Million Five Hundred Thousand and No/100 Dollars ($6,500,000.00).

4.                  Conflict Provision. This Amendment is intended to supplement and amend the provisions of the Purchase Agreement. To the extent that any of the provisions contained herein are inconsistent with the provisions of the Purchase Agreement, the provisions of this Amendment shall control. Except as specifically modified herein, the Purchase Agreement shall remain unchanged and in full force and effect.

5.                  Counterpart Execution. This Amendment may be executed via electronic transmission including the use of DocuSign or similar services, facsimile transmission, or via email and in one or more counterparts which, taken together, shall constitute one and the same amendment.

[Signature page to follow.]

IN WITNESS WHEREOF, this Amendment has been executed and delivered by Seller and Buyer and shall be deemed to be effective as of the date set forth above.

SELLER:

Pineapple Energy Inc.,
a Minnesota corporation

By:	/s/ Mark Fandrich
Mark Fandrich
Chief Financial Officer

BUYER:

Buhl Investors, LLC,
a Minnesota limited liability company

By:	/s/ Peter Deanovic
Peter Deanovic
Chief Executive Officer

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